Exhibit 4.8

EXECUTION VERSION

This SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of June 8, 2018, among SEASPAN CORPORATION, a corporation duly organized and existing under the laws of the Republic of The Marshall Islands (the “Company”), each of the subsidiaries listed on the signature pages hereto as “Guarantors” (collectively, the “Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2017 (the “Base Indenture”), between the Company and the Trustee, as amended and supplemented by (i) a second supplemental indenture, dated as of February 14, 2018 (the “Second Supplemental Indenture”), among the Company, certain of the Guarantors and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2025”, in an aggregate principal amount of $250,000,000 (the “2025 Notes”), (ii) a third supplemental indenture, dated as of February 22, 2018 (the “Third Supplemental Indenture”), among the Company, certain of the Guarantors and the Trustee, (iii) a fourth supplemental indenture, dated as of March 22, 2018 (the “Fourth Supplemental Indenture”), among the Company, certain of the Guarantors and the Trustee, (iv) a fifth supplemental indenture, dated as of March 26, 2018 (the “Fifth Supplemental Indenture”), among the Company, the Guarantors and the Trustee, and (v) a sixth supplemental indenture, dated as of March 26, 2018 (the “Sixth Supplemental Indenture”), among the Company, the Guarantors and the Trustee.

WHEREAS, in accordance with Section 1.4 of the Base Indenture and Section 7.02 of the Second Supplemental Indenture, each of the Holders of the 2025 Notes has duly authorized the execution and delivery of this Seventh Supplemental Indenture; and

WHEREAS, all actions required to be taken by the Company and each of the Guarantors under the Indenture (as defined herein) to make this Seventh Supplemental Indenture a valid, binding and legal agreement of the Company and each of the Guarantors, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

(a) The Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture is collectively referred to herein as the “Indenture.”

(b) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE

Section 2.01. Application of this Seventh Supplemental Indenture. Notwithstanding any other provision of this Seventh Supplemental Indenture, the provisions of this Seventh Supplemental Indenture are expressly and solely for the benefit of the Trustee and the Holders of the 2025 Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the 2025 Notes.

ARTICLE III

AMENDMENTS TO SECOND SUPPLEMENTAL INDENTURE

Section 3.01. Permitted Security. The definition of the term “Permitted Security” that is set forth in Section 1.01(c) of the Second Supplemental Indenture is hereby amended by:

(a) amending and restating clause (a) of such definition in its entirety to read as follows:

“(a) liens created for the benefit of (or to secure) the Notes (or the Guarantees) or any Additional Secured Obligations (as that term is defined in the Amended and Restated Seaspan Investment Pledge and Collateral Agent Agreement, dated as of June 8, 2018, among Seaspan Investment I Ltd., as grantor, pledgor, assignor and debtor, The Bank of New York Mellon, as collateral agent for the Secured Parties (as defined therein), the Company and the Trustee, as a representative) or any guarantee thereof;” and

(b) amending and restating clause (m) of such definition in its entirety to read as follows:

“(m) any lien in relation to the refinancing of any liability or obligation which is the subject of a lien permitted in clauses (a), (c), (d), (e), (f), (g), (h) or (i) above; provided that any such lien is limited to all or part of the same property or assets that secured the liability or obligation being refinanced; and”.

Section 3.02. Release of Guarantor. Seaspan Crew Management India Private Ltd. (“Seaspan India”) is hereby released from each of its Guarantee and the Indenture ab initio.

Section 3.03. India Guarantee Regulatory Approval. The Company shall, and shall cause Seaspan India to, use its commercially best efforts to cause Seaspan India to provide a valid Guarantee, which will include taking all commercially best efforts to apply for and obtain Indian regulatory approval to permit Seaspan India to provide a Guarantee. If such regulatory approval is obtained, the Company shall cause Seaspan India to promptly (but in any event not later than 10 Business Days following the date on which such regulatory approval is obtained) execute a supplemental indenture pursuant to which Seaspan India shall become a Guarantor and execute a joinder to the Registration Rights Agreement. Any future Guarantee by Seaspan India shall be limited to an amount not to exceed the lesser of (x) the maximum amount that it can guarantee without rendering its Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally and (y) any limitation provided in, or pursuant to, such regulatory approval. For the avoidance of doubt, if such commercially best efforts shall have been made and such regulatory approval shall not have been obtained, then Seaspan India shall neither be required to become a Guarantor or provide a Guarantee.

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ARTICLE IV

MISCELLANEOUS

Section 4.01. Ratification of Indenture. (a) This Seventh Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture and as further supplemented and modified hereby, (b) the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture are in all respects ratified and confirmed and (c) the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental shall be read, taken and constructed as one and the same instrument.

Section 4.02. Trust Indenture Act Controls. If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Seventh Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 4.03. Notices. All notices and other communications shall be given as provided in the Indenture.

Section 4.04. Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN THE STATE OF NEW YORK.

Section 4.05. Successors. All covenants and agreements in this Seventh Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 4.06. Counterparts. This Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Counterparts may be executed either in original, facsimile or electronic (i.e., “pdf” or “tif”) form and the parties hereto adopt any signatures received by facsimile or electronic (i.e., “pdf” or “tif”) transmission as the original signature of such party.

Section 4.07. Headings. The Article and Section headings of this Seventh Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 4.08. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture, except that the Trustee represents that it is duly authorized under its corporate bylaws to execute and deliver this Seventh Supplemental Indenture and perform its obligations hereunder.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

SEASPAN CORPORATION

By:	/s/ Bing Chen
Name: Bing Chen
Title: President and Chief Executive Officer

Signature Page to Seventh Supplemental Indenture

GUARANTORS:

Seaspan Holding 140 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan 140 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan (Asia) Corporation

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Containership 2180 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Containership 2181 Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco I Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco II Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Signature Page to Seventh Supplemental Indenture

Seaspan Holdco III Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Holdco IV Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Investment I Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Ship Management Ltd.

By:	/s/ Mark Chu
Name: Mark Chu
Title: Secretary

Seaspan Crew Management Ltd.

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Director

Seaspan Crew Management India Private Ltd.

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Director

Seaspan Management Services Limited

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Vice President

Seaspan Advisory Services Ltd.

By:	/s/ Peter Curtis
Name: Peter Curtis
Title: Vice President

Signature Page to Seventh Supplemental Indenture

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TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teresa Wyszomierski
Name: Teresa Wyszomierski Title: Vice President

Signature Page to Seventh Supplemental Indenture

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